Exhibit 99.1

News Release

Date: February 26, 2015

American Homes 4 Rent Reports Fourth Quarter And Full Year 2014 Financial and Operating Results

AGOURA HILLS, California—American Homes 4 Rent (NYSE: AMH), a leading provider of high quality single-family homes for rent, today announced its financial and operating results for the quarter and full year ended December 31, 2014.

Highlights

•                 Core Funds from Operations (“Core FFO”) (as defined) for the fourth quarter and full year 2014 were $42.0 million, or $0.16 per FFO share, and $143.8 million, or $0.57 per FFO share, respectively.

•                 Net Operating Income from leased properties (“NOI”) for the quarter ended December 31, 2014, was $68.0 million, a 14.5% increase from $59.4 million for the quarter ended September 30, 2014. NOI for the year ended December 31, 2014, was $232.3 million.

•                 Total portfolio increased by 3,722 homes to 34,599 as of December 31, 2014, from 30,877 as of September 30, 2014.  As of December 31, 2014, the Company had 28,250 leased properties, an increase of 2,089 leased properties from September 30, 2014.

•                 Continued strong occupancy, with 92.8% of properties leased that have been previously leased or rent-ready for more than 90 days and total portfolio occupancy of 81.6%.

•                 Completed securitization transaction in November 2014, which raised gross proceeds of $528.4 million, with a duration-adjusted weighted-average coupon rate of 4.40% for a ten-year term.

•                 Completed the acquisition of the Ellington Housing Single-Family Portfolio in December 2014, which added 914 homes located in markets in Arizona, Colorado, Georgia, North Carolina, Tennessee and Texas to the Company’s portfolio.

“We are extremely pleased with the strong operating results across our platform throughout 2014, our first full year as a public company,” stated David Singelyn, American Homes 4 Rent’s Chief Executive Officer.  “Our internalized operating platform is gaining efficiency as we continue to lease up our homes, with our rent-ready portfolio surpassing 30,000 units, and our acquisition of the Ellington portfolio further expanding our presence in our core markets. As we look ahead to 2015, we believe we remain well-positioned to continue to execute our growth strategies, and drive higher cash flows and valuations for our shareholders.”

Fourth Quarter 2014 Financial Results

Total revenues increased 5.9% to $116.9 million for the fourth quarter of 2014 from $110.4 million for the third quarter of 2014. Revenue growth was driven by continued strong leasing activity, as our total leased portfolio grew by 2,089 homes during the fourth quarter of 2014.

NOI from leased properties increased 14.5% to $68.0 million for the fourth quarter of 2014, compared to $59.4 million for the third quarter of 2014. This increase was primarily due to substantial growth in rental income resulting from a larger number of leased properties.

Core FFO was $42.0 million, or $0.16 per FFO share, for the fourth quarter of 2014, compared to $38.5 million, or $0.15 per FFO share, for the third quarter of 2014.

The Company had a net loss of $10.0 million for the fourth quarter of 2014.

Full Year 2014 Financial Results

Total revenues were $398.9 million for the year ended December 31, 2014. Revenue growth was driven by continued strong leasing activity, as our total leased portfolio grew by 10,922 homes during the year ended December 31, 2014.

NOI from leased properties totaled $232.3 million for the year ended December 31, 2014. This increase was primarily due to substantial growth in rental income resulting from a larger number of leased properties.

Core FFO was $143.8 million, or $0.57 per FFO share, for the year ended December 31, 2014.

Net loss totaled $33.1 million for the year ended December 31, 2014.

NOI, FFO and Core FFO are supplemental non-GAAP financial measures. Reconciliations to GAAP measures are provided in a schedule accompanying this press release.

Portfolio

As of December 31, 2014, the Company had 28,250 leased properties, an increase of 2,089 properties from September 30, 2014. At December 31, 2014, the leased percentage for properties that have been rent-ready for more than 90 days or initially leased after completing renovations was 92.8%, compared to 94.1% at September 30, 2014.

Investments

During the fourth quarter of 2014, the company’s total portfolio rose by 3,722 homes, including the acquisition of the Ellington Housing Single-Family Portfolio, increasing our total portfolio to 34,599 homes as of December 31, 2014, compared to 30,877 homes as of September 30, 2014.

In December 2014, the Company completed the acquisition of the Ellington Housing Single-Family Portfolio, which added 914 homes located in markets in Arizona, Colorado, Georgia, North Carolina, Tennessee and Texas to the Company’s portfolio.

Capital Activities and Recent Announcements

In November 2014, the Company raised $528.4 million in gross proceeds through the issuance and sale of single-family rental pass-through certificates that represent beneficial ownership interests in a loan secured by 4,503 homes transferred to an affiliate from the Company’s portfolio of single-family properties. The offering had a duration-adjusted weighted-average coupon rate of 4.40% for a ten-year term.

Additional information

A copy of the Company’s Fourth Quarter 2014 Supplemental Information Package and this press release are available on our website at www.americanhomes4rent.com. This information has also been furnished to the SEC in a current report on Form 8-K.

Conference Call

A conference call is scheduled on Friday, February 27, 2015, at 11:00 a.m. Eastern Time to discuss the Company’s financial results for the quarter ended December 31, 2014, and to provide an update on its business. The domestic dial-in number is (877) 705-6003 (for U.S. and Canada) and the international dial-in number is (201) 493-6725 (passcode not required). A simultaneous audio webcast may be accessed by using the link at www.americanhomes4rent.com, under “For Investors.” A replay of the conference call may be accessed through March 13, 2015, by calling (877) 870-5176 (U.S. and Canada) or (858) 384-5517 (international), replay pin number 13600081#, or by using the link at www.americanhomes4rent.com, under “For Investors.”

About American Homes 4 Rent

American Homes 4 Rent (NYSE: AMH) is a leader in the single-family home rental industry and “American Homes 4 Rent” is fast becoming a nationally recognized brand for rental homes, known for high quality, good value and tenant satisfaction. We are an internally managed Maryland real estate investment trust, or REIT, focused on acquiring, renovating, leasing, and operating attractive, single-family homes as rental properties. As of December 31, 2014, we owned 34,599 single-family properties in selected submarkets in 22 states.

Forward-Looking Statements

This press release contains “forward-looking statements.” These forward-looking statements relate to beliefs, expectations or intentions and similar statements concerning matters that are not of historical fact and are generally accompanied by words such as “estimate,” “project,” “predict,” “believe,” “expect,” “anticipate,” “intend,” “potential,” “plan,” “goal” or other words that convey the uncertainty of future events or outcomes. Examples of forward-looking statements contained in this press release include, among others, our belief that we have a continuing significant opportunity to acquire quality single-family homes and to experience high tenant retention and rental rate increases. The Company has based these forward-looking statements on its current expectations and assumptions about future events. While the Company’s management considers these expectations to be reasonable, they are inherently subject to risks, contingencies and uncertainties, most of which are difficult to predict and many of which are beyond the Company’s control and could cause actual results to differ materially from any future results, performance or achievements expressed or implied by these forward-looking statements. Investors should not place undue reliance on these forward-looking statements, which speak only as of the date of this press release. The Company undertakes no obligation to update any forward-looking statements to conform to actual results or changes in its expectations, unless required by applicable law. For a further description of the risks and uncertainties that could cause actual results to differ from those expressed in these forward-looking statements, as well as risks relating to the business of the Company in general, see the “Risk Factors” disclosed in the Company’s Annual Report on Form 10-K for the year ended December 31, 2013, and in the Company’s subsequent filings with the SEC.

Non-GAAP Financial Measures

This press release and the Fourth Quarter 2014 Supplemental Information Package include FFO, Core FFO and NOI, which are non-GAAP financial measures. We believe these measures are helpful in understanding our financial performance and are widely used in the REIT industry. Because other REITs may not compute these financial measures in the same manner, FFO, Core FFO and NOI may not be comparable among REITs. In addition, FFO, Core FFO and NOI are not substitutes for net income / (loss) or cash flow from operations, as defined by GAAP, as measures of our liquidity, operating performance or ability to pay dividends. Reconciliations of these non-GAAP financial measures to the most directly comparable GAAP measures are included in this press release and in the Fourth Quarter 2014 Supplemental Information Package.

American Homes 4 Rent

Consolidated Balance Sheets

(Amounts in thousands, except share data)

	December 31, 2014	December 31, 2013
	(Unaudited)
Assets
Single-family properties:
Land	$1,104,409	$728,362
Buildings and improvements	4,808,706	3,188,693
Single-family properties held for sale	3,818	6,569
	5,916,933	3,923,624
Less: accumulated depreciation	(206,262)	(62,202)
Single-family properties, net	5,710,671	3,861,422
Cash and cash equivalents	108,787	148,989
Restricted cash	77,198	26,430
Rent and other receivables, net	11,009	6,863
Escrow deposits, prepaid expenses and other assets	118,783	39,212
Deferred costs and other intangibles, net	54,582	20,573
Asset-backed securitization certificates	25,666	-
Goodwill	120,655	120,655
Total assets	$6,227,351	$4,224,144

Liabilities
Credit facility	$207,000	$375,000
Asset-backed securitizations	1,519,390	-
Note payable	51,644	-
Accounts payable and accrued expenses	149,706	103,397
Contingently convertible Series E units liability	72,057	66,938
Preferred shares derivative liability	57,960	28,150
Total liabilities	2,057,757	573,485

Commitments and contingencies

Equity
Shareholders’ equity:
Class A common shares, $0.01 par value per share, 450,000,000 shares authorized, 210,838,831 and 184,869,219 shares issued and outstanding at December 31, 2014 and 2013, respectively	2,108	1,848
Class B common shares, $0.01 par value per share, 50,000,000 shares authorized, 635,075 shares issued and outstanding at December 31, 2014 and 2013	6	6
Preferred shares, $0.01 par value per share, 100,000,000 shares authorized, 17,060,000 and 9,060,000 issued and outstanding at December 31, 2014 and 2013, respectively	171	91
Additional paid-in capital	3,618,207	2,996,478
Accumulated deficit	(170,162)	(63,479)
Accumulated other comprehensive loss	(229)	-
Total shareholders’ equity	3,450,101	2,934,944

Noncontrolling interest	719,493	715,715
Total equity	4,169,594	3,650,659

Total liabilities and equity	$6,227,351	$4,224,144

American Homes 4 Rent

Consolidated Statements of Operations

(Amounts in thousands, except share data)

	For the Three Months		For the Years
	Ended December 31,		Ended December 31,
	2014	2013	2014	2013
	(Unaudited)	(Unaudited)	(Unaudited)
Revenues:
Rents from single-family properties	$109,543	$61,843	$376,385	$132,722
Fees from single-family properties	1,192	1,409	5,968	3,639
Tenant charge-backs	5,621	1,218	14,931	1,588
Other	543	420	1,590	1,083
Total revenues	116,899	64,890	398,874	139,032

Expenses:
Property operating expenses
Leased single-family properties	48,326	24,470	164,965	51,411
Vacant single-family properties and other	4,129	8,348	23,408	22,341
General and administrative expense	5,879	3,667	21,947	8,845
Advisory fees	-	-	-	6,352
Interest expense	9,379	-	19,881	370
Noncash share-based compensation expense	691	473	2,586	1,079
Acquisition fees and costs expensed	6,465	814	22,386	4,799
Depreciation and amortization	47,205	33,160	165,516	70,987
Total expenses	122,074	70,932	420,689	166,184

Gain on remeasurement of equity method investment	-	-	-	10,945
Remeasurement of Series E units	(1,007)	(1,619)	(5,119)	(2,057)
Remeasurement of Preferred shares	(3,810)	(1,810)	(6,158)	(1,810)

Loss from continuing operations	(9,992)	(9,471)	(33,092)	(20,074)

Discontinued operations
Gain on disposition of single-family properties	-	-	-	904
Income from discontinued operations	-	-	-	104
Income from discontinued operations	-	-	-	1,008

Net loss	(9,992)	(9,471)	(33,092)	(19,066)

Noncontrolling interest	3,751	3,888	14,965	13,245
Dividends on preferred shares	5,569	1,160	18,928	1,160
Conversion of preferred units	-	-	-	10,456

Net loss attributable to common shareholders	$(19,312)	$(14,519)	$(66,985)	$(43,927)

Weighted-average shares outstanding–basic and diluted	211,473,906	185,499,066	196,348,757	123,592,086

Net loss per share–basic and diluted:
Loss from continuing operations	$(0.09)	$(0.08)	$(0.34)	$(0.37)
Income from discontinued operations	-	-	-	0.01
Net loss attributable to common shareholders per share–basic and diluted	$(0.09)	$(0.08)	$(0.34)	$(0.36)

Non-GAAP Financial Measures

Funds from Operations and Core Funds from Operations

The following is a reconciliation of net loss attributable to common shareholders to FFO and Core FFO for the three months ended December 31, 2014, and September 30, 2014, and the year ended December 31, 2014 (amounts in thousands, except share and per share data):

	Three Months Ended		Year Ended
	December 31, 2014	September 30, 2014	December 31, 2014
	(Unaudited)	(Unaudited)	(Unaudited)
Net loss attributable to common shareholders	$(19,312)	$(21,747)	$(66,985)
Adjustments:
Noncontrolling interests in the Operating Partnership	3,791	3,583	15,229
Depreciation and amortization of real estate assets	45,513	43,153	159,286
Funds from operations	$29,992	$24,989	$107,530
Adjustments:
Acquisition fees and costs expensed	6,465	14,550	22,386
Noncash share-based compensation expense	691	751	2,586
Remeasurement of Series E units	1,007	(3,588)	5,119
Remeasurement of Preferred shares	3,810	1,750	6,158
Core funds from operations	$41,965	$38,452	$143,779
Weighted-average number of FFO shares (1)	265,750,550	256,170,943	250,625,401
FFO per weighted-average FFO share	$0.11	$0.10	$0.43
Core FFO per weighted-average FFO share	$0.16	$0.15	$0.57

(1)             Includes weighted-average common shares outstanding and assumes full conversion of all Operating Partnership units outstanding, including Class A units, which totaled 13,787,292 at September 30, 2014, and 14,440,670 at December 31, 2014, as well as 31,085,974 Series C units, 4,375,000 Series D units and 4,375,000 Series E units for all periods.

FFO is a non-GAAP measure that we calculate in accordance with the White Paper on FFO approved by the Board of Governors of the National Association of Real Estate Investment Trusts (“NAREIT”), which defines FFO as net income or loss calculated in accordance with GAAP, excluding extraordinary items, as defined by GAAP, gains and losses from sales of depreciable real estate and impairment write-downs associated with depreciable real estate, plus real estate-related depreciation and amortization (excluding amortization of deferred financing costs and depreciation of non-real estate assets), and after adjustment for unconsolidated partnerships and joint ventures.

Core FFO is a non-GAAP financial measure that we use as a supplemental measure of our performance.  We compute Core FFO by adjusting FFO for (1) acquisition fees and costs expensed incurred with business combinations and the acquisition of properties with existing leases, (2) noncash share-based compensation expense and (3) noncash fair value adjustments associated with remeasuring our Series E units liability and Preferred shares derivative liability to fair value.

We present FFO and FFO per FFO share because we consider FFO to be an important measure of the performance of real estate companies, as do many analysts in evaluating our Company.  We believe that FFO is a helpful measure of a REIT’s performance since FFO excludes depreciation, which is included in computing net income and assumes that the value of real estate diminishes predictably over time.  We believe that real estate values fluctuate due to market conditions and in response to inflation.

We also believe that Core FFO and Core FFO per FFO share are helpful to investors as supplemental measures of the operating performance of our Company as they allow investors to compare our operating performance to prior reporting periods without the effect of certain items that, by nature, are not comparable from period to period.

FFO and Core FFO are not a substitute for net cash flow provided by operating activities or net loss per share, as determined in accordance with GAAP, as a measure of our liquidity, operating performance or ability to pay dividends.  FFO and Core FFO also are not necessarily indicative of cash available to fund future cash needs.  Because other REITs may not compute FFO and Core FFO in the same manner, FFO and Core FFO may not be comparable among REITs.

Reconciliation of Net Operating Income to Net Loss

NOI is a supplemental non-GAAP financial measure that we define as rents and fees from single-family properties and tenant charge-backs, less property operating expenses for leased single-family properties. NOI excludes remeasurement of preferred shares, remeasurement of Series E units, depreciation and amortization, acquisition fees and costs expensed, noncash share-based compensation expense, interest expense, general and administrative expense, property operating expenses for vacant single-family properties and other, and other revenues.

We consider NOI to be a meaningful financial measure because we believe it is helpful to investors in understanding the operating performance of our leased single-family properties. It should be considered only as a supplement to net income / (loss) as a measure of our performance. NOI should not be used as a measure of the Company’s liquidity, nor is it indicative of funds available to fund the Company’s cash needs, including its ability to pay dividends or make distributions. NOI also should not be used as a substitute for net income / (loss) or net cash flows from operating activities (as computed in accordance with GAAP).

The following is a reconciliation of NOI to net loss as determined in accordance with GAAP (amounts in thousands):

	Three Months Ended		Year Ended
	December 31, 2014	September 30, 2014	December 31, 2014
	(Unaudited)	(Unaudited)	(Unaudited)
Net loss	$(9,992)	$(12,796)	$(33,092)
Remeasurement of Preferred Shares	3,810	1,750	6,158
Remeasurement of Series E units	1,007	(3,588)	5,119
Depreciation and amortization	47,205	44,855	165,516
Acquisition fees and costs expensed	6,465	14,550	22,386
Noncash share-based compensation expense	691	751	2,586
Interest expense	9,379	5,112	19,881
General and administrative expense	5,879	5,291	21,947
Property operating expenses for vacant single-family properties and other	4,129	3,885	23,408
Other revenues	(543)	(372)	(1,590)
Net operating income	$68,030	$59,438	$232,319

Contact:

American Homes 4 Rent

Investor Relations

Phone: (855) 794-2447

Email: investors@ah4r.com